Exhibit 10(ii)

AMENDMENT TO
EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (“Amendment”) is entered into by Clearwater Paper Corporation (the “Corporation”) and Linda K. Massman (“Ms. Massman”).

RECITALS

A.In connection with Ms. Massman position as Chief Executive Officer of the Corporation, the Corporation and Ms. Massman entered into a Employment Agreement, dated effective as of January 1, 2013 (the “Agreement”).

B.  The parties now wish to enter into this Amendment to modify certain of the provisions of the Agreement upon the terms and conditions set forth below.

NOW, THEREFORE, for valuable consideration, the parties agree as follows:

1.Amendment of Section 7(a)(ii).  Section 7(a)(ii) of the Agreement is hereby replaced in its entirety by:

(i)a lump sum payment in the amount equal, before applicable taxes and deductions, to one and a half times your base salary in effect as of the Date of Termination (or, in the case of resignation for Good Reason, within the meaning of Section 7(i)(ii), immediately prior to the reduction thereof giving rise to the Good Reason), which payment shall be made as soon as practicable (and within seven (7) days) following the date your Release becomes effective, but no later than sixty-one (61) days following your Date of Termination; provided, however, that if the period during which you can consider and revoke your Release begins in one calendar year and ends in the subsequent calendar year, then payment under this Section 7(a)(ii) shall be made on the later of (A) January 15 of such subsequent calendar year and (B) the seventh (7th) day following the date when your Release becomes effective; and

2.No Further Modification.  All other provisions of the Agreement will be unaffected by this Amendment and shall remain in full force and effect.  The defined terms used in the Agreement have the same meanings when used in this Amendment unless otherwise indicated.

[Signature page follows]

Exhibit 10(ii)

IN WITNESS WHEREOF, each party has or has caused this Amendment to be executed as of the respective date set forth below.

CORPORATION:

Clearwater Paper Corporation,

a Delaware corporation

By:/s/ Kevin J. Hunt

Name:Kevin J. Hunt

Title:Chair of the Compensation Committee

of the Board of Directors

Date:March 8, 2018

LINDA K. MASSMAN:

/s/ Linda Massman

Linda K. Massman

Date:3/8/2018